UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2014

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operations Officer

On February 24, 2014, SolarCity Corporation (“SolarCity”) announced the appointment of Tanguy Serra as Chief Operations Officer. Peter Rive will continue to serve as Chief Technology Officer and as a member of SolarCity’s Board of Directors.

Mr. Serra, 35, joined SolarCity in May 2013 as Executive Vice President of Operations. Prior to joining SolarCity, Mr. Serra served as Chief Executive Officer and as a member of the board of directors of Vivint Solar, Inc., a solar energy solutions company, from April 2011 until April 2013, where he was responsible for the company’s operations. Prior to his time at Vivint, from April 2004 until September 2011, Mr. Serra served as Vice President of TPG Capital, L.P., a private equity investment firm, where he managed the firm’s investments. Prior to TPG Capital, Mr. Serra held financial analyst positions with Morgan Stanley Capital Partners and Merrill Lynch. Mr. Serra holds a Bachelor’s degree in Accounting from ESCP Europe.

Mr. Serra has no family relationships with any director, executive officer, or person nominated or chosen by SolarCity to become a director or executive officer of SolarCity. Mr. Serra is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements

Mr. Serra will be paid an annual base salary of $250,000. Mr. Serra currently holds stock option awards to purchase up to 413,241 shares of SolarCity’s common stock (the “Existing Awards”) at per share purchase prices equal to the fair market value a share of SolarCity’s common stock on the effective dates of grant. 188,241 shares subject to the Existing Awards vest and become exercisable over a period of 4 years, and 225,000 shares subject to the Existing Awards vest and become exercisable pursuant to the achievement of certain performance objectives.

In connection with his promotion to COO, Mr. Serra was granted additional stock option awards to purchase up to 200,000 shares of SolarCity’s common stock (the “Promotion Awards”) at a per share purchase price equal to the fair market value a share of SolarCity’s common stock on the effective date of grant. 50,000 shares subject to the Promotion Awards vest and become exercisable over a period of 4 years and 150,000 shares subject to the Promotion Awards vest and become exercisable pursuant to the achievement of certain performance objectives. In each case, vesting of the Existing Awards and the Promotion Awards shall be subject to Mr. Serra’s continued employment.

Mr. Serra is eligible to participate in the compensation and benefit programs generally available to SolarCity employees. In addition, Mr. Serra is also eligible to use a company leased vehicle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

By:	/s/ Lyndon R. Rive
Lyndon R. Rive Chief Executive Officer

Date: February 26, 2014